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                                                                  Exhibit 10.19

                                BROOKTROUT, INC.

                          EXECUTIVE RETENTION AGREEMENT

        This Executive Retention Agreement, by and between Brooktrout, Inc., a Massachusetts corporation (the "Company"), and Robert C. Leahy (the "Executive") is made as of March 16, 2005 (the "Effective Date").

        WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions that it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders; and

        WHEREAS, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of certain of the Company's key personnel without distraction from the possibility of a change in control of the Company and related events and circumstances;

        NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive's employment with the Company is terminated under the circumstances described below subsequent to a Change in Control (as defined in Section 1.1).

        1. KEY DEFINITIONS.

        As used herein, the following terms shall have the following respective meanings:

                1.1. "CHANGE IN CONTROL" means an event or occurrence set forth in any one or more of subsections (a) through (e) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

                        (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 25%, but less than 35%, of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:

                             (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company),

                             (ii)  any acquisition by the Company,

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                             (iii) any acquisition by any employee benefit plan
                                   (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                             (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses
                                   (i) and (ii) of subsection (d) of this
                                   Section 1.1;

                        (b) the acquisition by a Person of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 35% or more of either (x) the Outstanding Company Common Stock or (y) the Outstanding Company Voting Securities;

                        (c) such time as the Continuing Directors do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board:

                             (i) who was a member of the Board on the date of the execution of this Agreement or;

                             (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

                        (d) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied:

                             (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include a corporation that as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and

                             (ii) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially

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                                   owns, directly or indirectly, 25% or more of
                                   the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

                        (e) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                1.2. "CHANGE IN CONTROL DATE" means the first date during the Term (as defined in Section 2) on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if:

                        (a)  a Change in Control occurs,

                        (b) the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and

                        (c) it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

                1.3.    "CAUSE" means:

                        (a) the Executive's willful and continued failure to substantially perform the Executive's reasonable assigned duties as an officer of the Company (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Executive gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for substantial performance is received by the Executive from the Board that specifically identifies the manner in which the Board believes the Executive has not substantially performed the Executive's duties; or

                        (b) the Executive's willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

        For purposes of this Section 1.3, no act or failure to act by the Executive shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.

                1.4. "GOOD REASON" means the occurrence, without the Executive's written consent, of any of the following events or circumstances:

                        (a) the assignment to the Executive of duties that are inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to the earliest to occur of:

                             (i)   the Change in Control Date,

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                             (ii)  the date of the execution by the Company of
                                   the initial written agreement or instrument providing for the Change in Control, and

                             (iii) the date of the adoption by the Board of
                                   Directors of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as the "Measurement Date"),

                             or any other action or omission by the Company that results in a material diminution in such position, authority or responsibilities;

                        (b) a reduction in the Executive's annual base salary as in effect on the Measurement Date or as the same was or may be increased thereafter from time to time;

                        (c)  the failure by the Company to:

                             (i) continue in effect any material compensation or benefit plan or program (including any life insurance, medical, health and accident or disability plan and any vacation or automobile program or policy) (a "Benefit Plan") in which the Executive participates or that is applicable to the Executive immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program,

                             (ii)  continue the Executive's participation
                                   therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, than the basis existing immediately prior to the Measurement Date, or

                             (iii) award cash bonuses to the Executive in
                                   amounts and in a manner substantially
                                   consistent with past practice in light of the Company's financial performance;

                        (d) a change by the Company in the location at which the Executive performs the Executive's principal duties for the Company to a new location that is both:

                             (i)   outside a radius of 35 miles from the
                                   Executive's principal residence immediately prior to the Measurement Date, and

                             (ii) more than 20 miles from the location at which the Executive performed the Executive's principal duties for the Company immediately prior to the Measurement Date,

                             or a requirement by the Company that the Executive travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date;

                        (e) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform this Agreement, as required by
                             Section 6.1;

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                        (f)  any failure of the Company to pay or provide to the
                             Executive any portion of the Executive's compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due; or

                        (g) any material breach by the Company of this Agreement or any employment agreement with the Executive.

        Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the Date of Termination specified in the Notice of Termination (each as defined in Section 3.2(a)) given by the Executive in respect thereof, such event or circumstance has been fully corrected and the Executive has been reasonably compensated for any losses or damages resulting therefrom, PROVIDED that such right of correction by the Company shall only apply to the first Notice of Termination for Good Reason given by the Executive. For purposes of this Agreement, any good faith determination of "Good Reason" made by the Executive shall be conclusive, binding and final. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness.

                1.5. "DISABILITY" means the Executive's absence from the full-time performance of the Executive's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                1.6. "QUALIFYING OPTION" means an outstanding stock option agreement granted, either before or after the date hereof, to the Executive under any stock option or incentive plan of the Company, whether in existence on the date hereof or adopted by the Company after the date hereof, which agreement provides (either by its terms or by incorporation from such plan) for the acceleration of vesting, in whole or in part, upon a change-in-control, sale or similar event, as defined for purposes thereof (with respect to such Qualifying Option, a "QUALIFYING OPTION Event"), regardless of whether such Qualifying Option Event constitutes a Change in Control.

        2. TERM OF AGREEMENT.

        This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire upon the first to occur of:

        (a) the expiration of the Term (as defined below) if a Change in Control has not occurred during the Term,

        (b) the termination of the Executive's employment with the Company prior to the Change in Control Date,

        (c) the date 12 months after the Change in Control Date, if the Executive is still employed by the Company as of such later date, or

        (d) the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 if the Executive's employment with the Company terminates within 12 months following the Change in Control Date.

"Term" shall mean the period commencing as of the Effective Date and continuing in effect through April 1, 2008; PROVIDED, HOWEVER, that commencing on April 1, 2008 and each April 1st thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the

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scheduled expiration of the Term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended.

        3. EMPLOYMENT STATUS; TERMINATION FOLLOWING CHANGE IN CONTROL.

                3.1. NOT AN EMPLOYMENT CONTRACT. The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating employment at any time. If the Executive's employment with the Company terminates for any reason and subsequently a Change in Control shall occur, the Executive shall not be entitled to any benefits hereunder except as otherwise provided pursuant to Section 1.2.

                3.2.    TERMINATION OF EMPLOYMENT.

                        (a) If the Change in Control Date occurs during the Term, any termination of the Executive's employment by the Company or by the Executive within 12 months following the Change in Control Date (other than due to the death of the Executive) shall be communicated by a written notice to the other party hereto (the "Notice of Termination"), given in accordance with Section 7. Any Notice of Termination shall:

                             (i) indicate the specific termination provision (if any) of this Agreement relied upon by the party giving such notice,

                             (ii)  to the extent applicable, set forth in
                                   reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and

                             (iii) specify the Date of Termination (as defined
                                   below).

                The effective date of an employment termination (the "Date of Termination") shall be the close of business on the date specified in the Notice of Termination (which date may not be less than 15 days or more than 120 days after the date of delivery of such Notice of Termination), in the case of a termination other than one due to the Executive's death, or the date of the Executive's death, as the case may be. In the event the Company fails to satisfy the requirements of Section 3.2(a) regarding a Notice of Termination, the purported termination of the Executive's employment pursuant to such Notice of Termination shall not be effective for purposes of this Agreement.

                        (b) The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting any such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                        (c) Any Notice of Termination for Cause given by the Company must be given within 90 days of the occurrence of the event(s) or circumstance(s) that constitute(s) Cause. Prior to any Notice of Termination for Cause being given (and prior to any termination for Cause being effective), the Executive shall be entitled to a hearing before the Board of Directors of the Company at which the Executive may, at the Executive's election, be represented by counsel and at which the Executive shall have a reasonable opportunity to be heard. Such hearing shall be held on not less than 15 days prior written notice to the Executive stating the Board of Directors' intention to terminate the Executive for Cause and stating in detail the particular

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                event(s) or circumstance(s) that the Board of Directors believes constitutes Cause for termination.

                        (d) Any Notice of Termination for Good Reason given by the Executive must be given within 60 days of the occurrence of the event(s) or circumstance(s) that constitute(s) Good Reason.

        4. BENEFITS TO EXECUTIVE.

                4.1. COMPENSATION AND STOCK ACCELERATION. If the Change in Control Date occurs during the Term and the Executive's employment with the Company terminates within 12 months following the Change in Control Date, the Executive shall be entitled to the following benefits:

                        (a) If the Executive's employment with the Company is terminated by the Company (other than for Cause, Disability or death) or by the Executive for Good Reason within 12 months following the Change in Control Date, then the Executive shall be entitled to the following benefits:

                             (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                   (1)  the sum of (A) the Executive's base
                                        salary through the Date of Termination,
                                        (B) the product of (x) the annual bonus
                                        paid or payable (including any bonus or
                                        portion thereof that has been earned but deferred) for the most recently completed fiscal year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and
                                        (C) any accrued vacation pay, in each
                                        case to the extent not previously paid;
                                        and

                                   (2)  the amount equal to (A) two multiplied
                                        by (B) the sum of (x) the Executive's
                                        highest annual base salary during the
                                        five-year period prior to the Change in
                                        Control Date and (y) the Executive's
                                        highest annual bonus during the
                                        five-year period prior to the Change in
                                        Control Date.

                             (ii) for 24 months after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide benefits to the Executive and the Executive's family at least equal to those that would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable Benefit Plans in effect on the Measurement Date or, if more favorable to the Executive and the Executive's family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; PROVIDED, HOWEVER, that if the Executive becomes reemployed with another employer and is eligible to receive a particular type of benefits (e.g., health insurance benefits) from such employer on terms at least as favorable to the Executive and the Executive's family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and the Executive's family;

                             (iii) to the extent not previously paid or
                                   provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or

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                                   provided or that the Executive is eligible to
                                   receive following the Executive's termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies; and

                             (iv) for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits to which the Executive is entitled, the Executive shall be considered to have remained employed by the Company until 24 months after the Date of Termination.

                             (v) if the Change in Control relating to such Change in Control Date did not constitute a Qualifying Option Event under any Qualifying Option held by the Executive, then:

                                   (1) any such Qualifying Option that provides for acceleration of vesting in full upon a Qualifying Option Event shall become immediately exercisable in full as of the Date of Termination; and

                                   (2) the vesting of any other such Qualifying Option shall accelerate in part, with the number of shares so vesting being equal to the number of shares that would have vested as of the date of the Qualifying Option Event, assuming such Change in Control would have constituted a Qualifying Option Event.

                        (b) If the Executive voluntarily terminates the Executive's employment with the Company within 12 months following the Change in Control Date, excluding a termination for Good Reason, or if the Executive's employment with the Company is terminated by reason of the Executive's death or Disability within 12 months following the Change in Control Date, then the Company shall (i) pay the Executive (or the Executive's estate, if applicable), in a lump sum in cash within 30 days after the Date of Termination, the amounts due pursuant to clauses (A), (B) and (C) of Section 4.1(a)(i)(1) and (ii) timely pay or provide to the Executive the amounts due pursuant to Section 4.1(iii).

                        (c) If the Company terminates the Executive's employment with the Company for Cause within 12 months following the Change in Control Date, then the Company shall (i) pay the Executive, in a lump sum in cash within 30 days after the Date of Termination, the sum of the Executive's annual base salary through the Date of Termination, to the extent not previously paid, and (ii) timely pay or provide to the Executive the amounts due pursuant to Section 4.1(iii)

                4.2.    TAXES.

                        (a) In the event that the Company undergoes a "Change in Ownership or Control" (as defined below), the Company shall, within 30 days after each date on which the Executive becomes entitled to receive (whether or not then due) a Contingent Compensation Payment (as defined below) relating to such Change in Ownership or Control, determine and notify the Executive (with reasonable detail regarding the basis for its determinations) (i) which of the payments or benefits due to the Executive (under this Agreement or otherwise) following such Change in Ownership or Control constitute Contingent Compensation Payments, (ii) the amount, if any, of the excise tax (the "Excise Tax") payable pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), by the Executive with respect to such Contingent Compensation Payment and (iii) the amount of the Gross-Up Payment (as defined below) due to the Executive with respect to such Contingent Compensation Payment.

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                Within 30 days after delivery of such notice to the Executive, the Executive shall deliver a response to the Company (the "Executive Response") stating either (A) that the Executive agrees with the Company's determination pursuant to the preceding sentence or (B) that the Executive disagrees with such determination, in which case the Executive shall indicate which payment and/or benefits should be characterized as a Contingent Compensation Payment, the amount of the Excise Tax with respect to such Contingent Compensation Payment and the amount of the Gross-Up Payment due to the Executive with respect to such Contingent Compensation Payment. The amount and characterization of any item in the Executive Response shall be final; provided, however, that in the event that the Executive fails to deliver an Executive Response on or before the required date, the Company's initial determination shall be final. Within 90 days after the due date of each Contingent Compensation Payment to the Executive, the Company shall pay to the Executive, in cash, the Gross-Up Payment with respect to such Contingent Compensation Payment, in the amount determined pursuant to this
                Section 4.2(a).

                        (b) For purposes of this Section 4.2, the following terms shall have the following respective meanings:

                             (i) "Change in Ownership or Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 280G(b)(2) of the Code.

                             (ii) "Contingent Compensation Payment" shall mean any payment (or benefit) in the nature of compensation that is made or made available (under this Agreement, the terms of any stock option agreement (whether outstanding as of the date of this agreement or granted subsequently, even if the vesting of options granted thereunder may be accelerated by an event or occurrence that constitutes a Change in Control for purposes of this agreement), or otherwise) to a "disqualified individual" (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.

                             (iii) "Gross-Up Payment" shall mean an amount equal
                                   to the sum of (i) the amount of the Excise
                                   Tax payable with respect to a Contingent
                                   Compensation Payment and (ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Executive (including the Excise Taxes, state and federal income taxes and all applicable employment taxes) attributable to the receipt of such Gross-Up Payment. For purposes of the preceding sentence, all taxes attributable to the receipt of the Gross-Up Payment shall be computed assuming the application of the maximum tax rates provided by law.

                4.3. MITIGATION. The Executive shall not be required to mitigate the amount of any payment or benefits provided for in this
        Section 4 by seeking other employment or otherwise. Further, except as provided in Section 4.1(a)(ii), the amount of any payment or benefits provided for in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.

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        5. DISPUTES.

                5.1. SETTLEMENT OF DISPUTES; ARBITRATION. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board of Directors of the Company and shall be in writing. Any denial by the Board of Directors of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board of Directors shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                5.2. EXPENSES. The Company agrees to pay as incurred, to the full extent permitted by law, all legal, accounting and other fees and expenses that the Executive may reasonably incur as a result of any claim or contest (regardless of the outcome thereof) by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment or benefits pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

        6. SUCCESSORS.

                6.1. SUCCESSOR TO COMPANY. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid that assumes and agrees to perform this Agreement, by operation of law or otherwise.

                6.2. SUCCESSOR TO EXECUTIVE. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive or the Executive's family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

        7. NOTICE.

        All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either:

        (a) by registered or certified mail, return receipt requested, postage prepaid, or

        (b)     prepaid via a reputable nationwide overnight courier service,

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in each case addressed to the Company, at 250 First Avenue, Needham,
Massachusetts 02494, Attention: President, and to the Executive at the Executive's address indicated on the signature page of this Agreement (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

        8. MISCELLANEOUS.

                8.1. EMPLOYMENT BY SUBSIDIARY. For purposes of this Agreement, the Executive's employment with the Company shall not be deemed to have terminated solely as a result of the Executive continuing to be employed by a wholly owned subsidiary of the Company.

                8.2. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                8.3. INJUNCTIVE RELIEF. The Company and the Executive agree that any breach of this Agreement by the Company is likely to cause the Executive substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies that may be available, the Executive shall have the right to specific performance and injunctive relief.

                8.4. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

                8.5. WAIVERS. No waiver by the Executive at any time of any breach of, or compliance with, any provision of this Agreement to be performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

                8.6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

                8.7. TAX WITHHOLDING. Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.

                8.8. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. Notwithstanding the foregoing, this Agreement shall not be deemed to supersede, in part or in whole, the terms of any stock option agreement, whether outstanding as of the date of this Agreement or granted subsequently, even if the vesting of options granted thereunder may be accelerated by an event or occurrence that constitutes a Change in Control for purposes of this Agreement.

                8.9. CONSTRUCTION. The headings of the Sections of this Agreement are included only for convenience and shall not affect the meaning or interpretation of this Agreement. References herein to Sections shall mean such Sections of this Agreement, except as otherwise specified. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

                8.10. AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

                8.11. EXECUTIVE'S ACKNOWLEDGEMENTS. The Executive acknowledges that the Executive:

                        (a)  has read this Agreement;

                        (b) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Executive's own choice or has voluntarily declined to seek such counsel;

                        (c) understands the terms and consequences of this Agreement; and

                        (d) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by this Agreement, and is not acting as counsel for the Executive.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                   BROOKTROUT, INC.


                                   By: /s/ Eric R. Giler
                                       -------------------------------------
                                       President and Chief Executive Officer


                                   /s/ Robert C. Leahy
                                   -----------------------------------------
                                   ROBERT C. LEAHY

                                   Address:

                                   19 Partridge Drive
                                   -----------------------------------------

                                   Hingham, MA
                                   -----------------------------------------


                                   -----------------------------------------


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